EXHIBIT 10.22

                        PURCHASE AGREEMENT


        This PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 21, 1999, by and among Dr. Harvey Wm. Glasser ("Glasser") and Cistron Biotechnology, Inc., a Delaware corporation ("Cistron").

                        W I T N E S S E T H:

        WHEREAS, Glasser acquired 5,058,406 shares (the "Shares") of common stock, par value $0.01 of Cistron (the "Common Stock"), pursuant to that certain Cistron Stock Sale Agreement dated as of April 20, 1999 (the "Original Stock Sale Agreement") between Dr. Henry Grausz as debtor in possession (the "Debtor") and Imperial Loan Management Corporation ("Imperial Loan"), and that certain Irrevocable Stock Power and Assignment dated
April 20, 1999 executed by the Debtor (the "Irrevocable Stock Power");

        WHEREAS, the Debtor's sale of the Shares to Glasser and the Original Stock Sale Agreement were approved by the United States
Bankruptcy Court for the District of Maryland (the "Bankruptcy Court") pursuant to that certain Order Granting Debtor's Motion for Authority to Sell Cistron Stock Free and Clear of Liens, Claims, and Other Interests dated March 16, 1999, entered by the Bankruptcy Court in the pending bankruptcy case of the Debtor, In re Dr. Henry Grausz, M.D., Case No. 97-24657 (PM)
(the "March 16 Order"), and that certain Consent Order (1) Granting Debtor's Motion for Authority to Sell Real Property Located in Marin County, California, Free and Clear of all Liens, Claims and Other Interests;
(2) Granting Relief from the Automatic Stay to Dr. Harvey Glasser; and
(3) Granting Other and Further Relief with Respect to Imperial Loan Management Corporation dated February 12, 1999 (the "Consent Order");

        WHEREAS, as provided in the March 16 Order, Glasser acquired the Shares free and clear of all liens other than the continued liens of Imperial Bank (the "Imperial Lien");

        WHEREAS, the bankruptcy estate of the Debtor (the "Estate") continues to own 500,000 shares of Common Stock (the "Estate Shares");

        WHEREAS, the Original Stock Sale Agreement is subject to the requirement described in the Consent Order that if Glasser sells all or part of the Shares during the year following the closing of the Original Stock Sale Agreement, Glasser shall require that any purchaser offer the Estate, with respect to the Estate Shares, the opportunity to participate on the same per share terms in such sale;

        WHEREAS, Glasser desires to sell the Shares and Cistron desires to purchase the Shares, upon the terms and subject to the conditions set forth herein, in consideration of the payment by Cistron of the Purchase Price (as defined in Section 1.2 below); and

        WHEREAS, Cistron agrees to offer to the Estate to purchase the Estate Shares on the terms and conditions set forth herein (the "Cistron Offer");

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1.      Purchase of the Shares and Payment of the Purchase Price.
        ---------------------------------------------------------

        1.1 Subject to the terms and conditions hereof, Cistron hereby agrees to purchase from Glasser the Shares and Glasser agrees to sell to Cistron the Shares with stock powers executed in blank.

        1.2 Subject to the terms and conditions hereof, Cistron shall deliver and pay to Glasser in consideration for the Shares an aggregate cash purchase price of One Million One Hundred Fifty Thousand Dollars ($1,150,000) (the "Purchase Price"), or $0.2274 per share.

        1.3 The Purchase Price for the Shares shall be paid by Cistron at Closing (as defined below) in immediately available funds by wire transfer to an account or accounts designated by Glasser. At Closing, Glasser shall cause such portion of the Purchase Price as he is required to transfer to the Estate under the terms of paragraph no. 28 of the Consent Order to be so transferred and shall cause such amount of the remainder of the Purchase Price as may be necessary to cause Imperial Bank to release the Imperial Lien to be transferred to Imperial Bank.

2.      Closing
        -------

        2.1 The closing (the "Closing") of the transaction contemplated hereunder shall occur two business days after all the conditions set forth in Sections 5 and 6 below are satisfied or waived, but in no event shall Closing occur (x) earlier than five (5) business days after Cistron provides notice by facsimile to the Estate of the Cistron Offer pursuant to Section 7.3 of this Agreement or (y) later than July 15, 1999, at the offices of Epstein Becker & Green, P.C., 1227 25th Street, N.W., Washington, DC 20037-1156, unless otherwise agreed to by the parties.

        2.2 At the Closing, upon satisfaction of all conditions set forth in Sections 5 and 6 below, (i) Glasser shall deliver or cause to be delivered to Cistron stock certificates representing the Shares, with stock powers executed in blank, and (ii) Cistron shall deliver the Purchase Price to Glasser (or to such account or accounts as Glasser may designate pursuant to Section 1.3 above).

3.      Representations and Warranties of Cistron.
        ------------------------------------------
        Cistron hereby represents and warrants to Glasser as follows:

        3.1 Cistron has: (i) been duly organized and is validly existing and in good standing under the laws of the State of Delaware;
(ii) all requisite capacity, power and authority to enter into, deliver and perform this Agreement; and (iii) all requisite power and authority to own and operate its properties and assets, and to carry on its business, as presently conducted and as proposed to be conducted. Cistron is duly qualified to conduct business in the jurisdictions in which the nature of its business or the ownership of its assets makes such qualification necessary except where the failure to so qualify has not had and would not have, individually or in the aggregate, a material adverse effect on the financial condition or operations of Cistron.

        3.2 All corporate action on the part of Cistron necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement has been duly and properly executed and delivered by Cistron, and constitutes valid and binding obligations of Cistron, enforceable in accordance with its terms.

        3.3 The execution and delivery of this Agreement by Cistron does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation, loss of rights, termination or breach of or constitute a material default (or an event which with the passage of time or giving of notice, or both, would constitute a material default) under (i) any provision of the Certificate of Incorporation or Bylaws of Cistron, (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cistron or the property or assets of Cistron or (iii) any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Cistron is a party or to which any of its assets or properties is or may be subject. The execution and delivery of this Agreement by Cistron does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof and of such other agreements and instruments will not, result in the creation or imposition of, or give any party the right to create or impose, any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any material properties or assets of Cistron or give to any other person any interest or rights, including rights of termination, acceleration or cancellation in, or with respect to, any of the properties, assets or agreements of Cistron. No notification, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or with any other person or entity is required to be obtained or made by or with respect to Cistron in connection with the execution and delivery of this Agreement or the consummation by Cistron of the transactions contemplated hereby.

        3.4 As of the date hereof, Cistron has made such examination, review and investigations of the facts and circumstances necessary to evaluate the Shares as it has deemed necessary or appropriate to form a basis for its decision to pay the Purchase Price and purchase the Shares.

        3.5 Cistron is acquiring the Shares with the intent of having the Shares become treasury stock and not with a view to making a distribution thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Cistron is an "Accredited Investor" as such term is defined under Section 501(a) of Regulation D of the 1933 Act. Cistron will not sell or transfer the Shares in violation of the 1933 Act or any other securities laws of the United States or any state thereof or other jurisdiction.

4.      Representations and Warranties of Glasser.
        ------------------------------------------
        Glasser hereby represents and warrants to Cistron as follows:

        4.1 Glasser has the full legal right, power and authority to enter into this Agreement and this Agreement constitutes the valid and binding obligation of Glasser, enforceable in accordance with its terms.

        4.2 Except for the Imperial Lien and Glasser's obligation to transfer to the Estate a portion of the proceeds realized from the sale of the Shares hereunder as set forth in paragraph no. 28 of the Consent Order, the execution and delivery of this Agreement by Glasser does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation, loss of rights, termination or breach of or constitute a material default (or an event which with the passage of time or giving of notice, or both, would constitute a material default) under (i) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Glasser or the property or assets of Glasser or (ii) any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Glasser is a party or to which any of his assets or properties is or may be subject. Except for the release of the Imperial Lien and the notice of the Cistron Offer as provided in Section 7.3 hereof, no notification, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or with any other person or entity is required to be obtained or made by or with respect to Glasser in connection with the execution and delivery of this Agreement or the consummation by Glasser of the transactions contemplated hereby and t hereby.

        4.3 Except for (i) the Imperial Lien, (ii) Glasser's obligation to pay to the Estate a portion of the proceeds realized from the sale of the Shares hereunder as set forth in paragraph no. 28 of the Consent Order, and
(iii) the Estate's "drag-along" rights as set forth in paragraph no. 27 of the Consent Order, Glasser acquired from the Debtor and owns the Shares free and clear of all liens, claims and encumbrances; provided, however, Glasser may have certain obligations to seek to sell the Shares and to apply some or all of the Purchase Price, less the portion thereof that he is required under the terms of paragraph no. 28 of the Consent Order to transfer to the Estate, in satisfaction of the Imperial Lien and/or certain other debts of Imperial Loan. At Closing, Glasser shall transfer the Shares to Cistron free and clear of all liens, claims and encumbrances other than any liens, claims and encumbrances created by or arising through Cistron.

        4.4 Except as expressly stated in this Agreement, Glasser has not made, does not make, and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, or concerning or with respect to Cistron or the Shares, or the value thereof.

        4.5 As of the date hereof, Glasser has made such examination, review and investigations of the facts and circumstances as he has deemed necessary to form a basis for his decision to sell the Shares in exchange for the Purchase Price.

5.      Conditions to Cistron's Closing.
        --------------------------------
        The obligations of Cistron hereunder are subject to the following conditions, each of which must be satisfied or waived by Cistron prior to
Closing:

        5.1     Representations and Warranties True.
                ------------------------------------
                All representations and warranties of Glasser contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Glasser shall have performed and satisfied all material agreements in all material respects as required by this Agreement to be performed and satisfied by Glasser at or prior to the Closing.

        5.2     Certificates.
                -------------
                At the Closing, Glasser shall deliver, or cause to be delivered, to Cistron stock certificates representing the Shares, with stock powers executed in blank with medallion guarantees.

        5.3     No Order.
                ---------
                Cistron shall not be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

        5.4     Other Documents.
                ----------------
                Glasser shall deliver a copy of the Original Stock Sale Agreement, and copies of the March 16 Order and Consent Order, which orders are in full force and effect.

        5.5     Release of Imperial Lien.
                -------------------------
                Glasser shall provide evidence that Imperial Bank has terminated and released the Imperial Lien on the Shares effective at Closing and the payment by Cistron of the Purchase Price as provided in Section 1.3 above.

        5.6     Opinion.
                --------
                Cistron shall have received from Wilmer, Cutler & Pickering, counsel to Glasser, an opinion addressed to Cistron, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

        5.7     Affidavit from Linowes and Blocher LLP.
                ---------------------------------------
                Cistron shall have received an affidavit from Linowes and Blocher LLP attesting to the authenticity and genuineness of Grausz's signature on the Irrevocable Stock Power.

        5.8     Resolution of Board of Directors.
                ---------------------------------
                The Board of Directors of Cistron shall have adopted a resolution indemnifying Continental Stock Transfer & Trust Company for the transfer of the Shares.

6.	Conditions to Glasser's Closing.
        --------------------------------
        The obligations of Glasser hereunder are subject to the following conditions, each of which must be satisfied or waived by Glasser prior to
Closing:

        6.1     Resolutions.
                ------------
                Prior to or at Closing, Glasser shall have received resolutions of the Board of Directors of Cistron authorizing and approving the transactions contemplated by this Agreement, certified by the respective Secretary of Cistron, together with a certificate issued by the Delaware Secretary of State showing that Cistron is in good standing and authorized to do business.

        6.2     Representations and Warranties True.
                ------------------------------------
                All representations and warranties of Cistron contained in this Agreement shall be true in all material respects as at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Cistron shall have performed and satisfied all material agreements in all material respects as required by this Agreement to be performed and satisfied by Cistron at or prior to the Closing.

        6.3     No Order.
                ---------
                Glasser shall not be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

        6.4     Other Deliveries.
                -----------------
                Cistron shall have delivered such additional instruments, as may be reasonably necessary or advisable to carry out Cistron's obligations under, and to fulfill the purpose of, this Agreement and any other document, certificate or other instructions delivered pursuant hereto.

        6.5     Receipt of Purchase Price.
                --------------------------
                Cistron shall have wired the Purchase Price to an account or accounts designated by Glasser as provided in Section 1.3 above.

        6.6     Cistron Offer.
                --------------
                Cistron shall have made (and shall not have withdrawn) the Cistron Offer to the Estate as provided in Section 7.3 below.

        6.7     Release of Imperial Lien.
                -------------------------
                Imperial Bank shall have terminated and released the Imperial Lien on the Shares, effective at Closing and the payment by Cistron of the Purchase Price as provided in Section 1.3 above.


        6.8     Transfer.
                ---------
                Continental Stock Transfer and Trust Company, the transfer agent for Cistron, shall have confirmed, in writing (a copy of which writing shall be provided to Glasser and his counsel), the transferability of the Shares from Glasser to Cistron pursuant to this

Agreement without registration pursuant to the 1933 Act. To the extent required by Continental to so confirm, counsel to Cistron, Epstein, Becker
& Green, P.C., shall have provided an opinion to Continental, dated the Closing Date, that registration of the Shares is not required under the 1933 Act for the transfer of the Shares set forth in the prior sentence of this Section.

        6.9     Stock Power.
                ------------
                Glasser shall have received from the Debtor the Irrevocable Stock Power with a signature guarantee from Cistron, and Cistron shall have provided to Continental Stock Transfer & Trust Company the documentation set forth in Exhibit B attached hereto.

7.	Covenants.
        ----------

        7.1     Expenses.
                ---------
        Each party shall bear the legal, accounting and other expenses incurred by such party in connection with this Agreement, and the transactions contemplated hereby.

        7.2     Further Assurances.
                -------------------
        Each of Glasser and Cistron covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of Glasser and Cistron shall execute and deliver any further legal instruments and perform such acts which are or may become necessary to effectuate the purposes of this Agreement, and shall cooperate with the transfer agent for Cistron as may be necessary to recertificate the Shares to evidence the transfer of the Shares to Cistron.

        7.3     Drag-Along Rights.
                ------------------
        On the date hereof, Cistron shall make an offer to purchase the Estate Shares from the Estate on the same terms and conditions, including price per share of Common Stock, $0.2274, for an aggregate purchase price to be paid by Cistron to the Estate of One Hundred Thirteen Thousand Seven Hundred Dollars ($113,700) (the "Cistron Offer"). On the date hereof, Cistron shall deliver a notice, in a form reasonably acceptable to Glasser, to the Estate setting forth the terms of the sale and the expected date of Closing. On the date hereof, Cistron shall cause copies of such notice to be delivered to Bradford F. Englander at facsimile 301-495-9044 and Daniel M. Litt at facsimile 202-887-0689.

8.	Indemnification.
        ----------------

        8.1 The representations and warranties and covenants set forth in this Agreement will survive until the second anniversary of the date hereof, and upon such second anniversary, all representations and warranties and covenants and all claims not yet asserted based thereon shall expire.

        8.2 Cistron hereby agrees to indemnify Glasser and to hold him harmless from and against any and all losses, expenses, liabilities, claims, demands and judgments (including, without limitation, reasonable attorneys'

fees) arising out of, resulting from or relating to (i) the breach by Cistron of any representation or warranty made by Cistron in this Agreement or (ii) the breach of any covenant or agreement or the non-performance of any obligation or covenant set forth in this Agreement required to be performed by Cistron.


        8.3 Glasser hereby agrees to indemnify Cistron and to hold it harmless from and against any and all losses, expenses, liabilities, claims, demands and judgments (including, without limitation, reasonable attorneys' fees) arising out of, resulting from or relating to (i) the breach by Glasser of any representation or warranty made by Glasser in this Agreement or
(ii) the breach of any covenant or agreement or the non-performance of any obligation or covenant set forth in this Agreement required to be performed by Glasser.

        8.4 The provisions of this Section 8 shall apply to any claim, action or proceeding (a "Claim") for which any person or entity seeks indemnification under this Agreement.

                (a)     The party seeking indemnification (the
"Indemnified Party") shall give prompt notice to the party from whom it is seeking indemnification (the "Indemnifying Party") of such Claim, which notice shall include such information relating to the Claim as is known by the Indemnified Party of any indemnification obligation in respect to such Claim, except to the extent any failure or delay materially prejudices the right of the Indemnifying Party to defend such Claim. The Indemnifying
Party shall have the right, upon acknowledging in writing its indemnification obligations hereunder, to defend such Claim at its expense by giving written notice of such election within 30 days after receipt of such notice from the Indemnified Party. The failure of the Indemnifying Party to notify the Indemnified Party of whether it elects to exercise its right to defend such Claim within such 30 day period shall be deemed an election not to defend such Claim.

                (b) If the Indemnifying Party acknowledges its indemnification obligations and elects to defend the Claim, the remaining provisions of this paragraph (b) shall apply. The Indemnifying Party shall promptly and diligently pursue the defense or settlement of the Claim. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party. The Indemnified Party shall have the right to participate in such defense, but any counsel employed by the Indemnified Party shall thereafter be at its expense and the Indemnifying Party shall retain the right to control the defense of such Claim. The Indemnifying Party shall have the right in its sole discretion to settle such Claim if the settlement involves only the payment of money by the Indemnifying Party and the execution of appropriate releases. Any other settlement of such Claim, including, without limitation, any settlement involving non-monetary consideration or admissions of wrongdoing, shall not be settled without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                (c) If the Indemnifying Party does not acknowledge its indemnification obligations or elects not to defend a Claim, the remaining provisions of this subsection (c) shall apply. The Indemnified Party shall have the right to defend such Claim and to settle such Claim on terms and conditions reasonably acceptable to the Indemnified Party. If the Indemnifying Party is obligated to indemnify the Indemnified Party in respect of such Claim under this Agreement, the Indemnifying Party shall have the indemnity and reimbursement obligations provided elsewhere in this Agreement.

9.	Termination
        -----------

        9.1 This Agreement may be terminated by Glasser or Cistron if the Closing shall not have been consummated on or before July 15, 1999.

        9.2     In the event of termination of this Agreement pursuant to
Section 9.1, written notice thereof shall forthwith be given to Glasser or Cistron, as the case may be, and this Agreement shall terminate without further action by any of the parties hereto.

10.	Miscellaneous.
        --------------

        10.1 This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and legal representatives.

        10.2 Cistron acknowledges and agrees that the Shares may bear an appropriate restrictive legend to the effect that the Shares may not be sold or transferred without registration or the availability of a valid exemption from registration, and that an acceptable opinion of counsel for the issuer may be required.

        10.3 This Agreement constitutes the entire agreement among the parties regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and communications among the parties, whether oral or written related to the subject matter hereof are superseded by and merged into this Agreement. This Agreement may not be modified or amended except by a written instrument executed by all the parties hereto.

        10.4 If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason or in any respect, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this

Agreement shall be deemed valid, legal and enforceable to the fullest extent possible.

        10.5 All notices, consents and other communications hereunder will be provided in writing and will be delivered personally, by registered or certified mail (return receipt requested) or by facsimile, to the parties at the respective addresses set forth below (or such other address as may have been furnished by or on behalf of any party by like notice).

                If to Cistron:

                Cistron Biotechnology, Inc.
                10 Bloomfield Avenue
                Pine Brook, New Jersey 07058
                Attention:  Chief Executive Officer
                Fax:  (973) 575-4854

                with a copy to:

                Epstein Becker & Green, P.C.
                250 Park Avenue
                New York, New York 10177
                Attention:  Seth I.  Truwit, Esquire
                Facsimile: (212) 661-0989

                If to Glasser:

                Dr. Harvey Wm. Glasser
                c/o Western Property Holdings
                2000 Powell Street, Suite 6150
                Emeryville, California 94608
                Fax: (510) 601-8631

                and with a copy to:

                Wilmer, Cutler & Pickering
                2445 M Street, N.W.
                Washington, DC  20037
                Attention: Philip D. Anker, Esquire
                Fax:   (202) 663-6363

Communications sent by facsimile will be deemed effectively served upon dispatch, transmission confirmed. Communications sent by registered or certified mail will be deemed effectively served seven (7) calendar days after mailing.

Communications delivered by hand or overnight couriers will be deemed effective upon delivery.

        10.6 In the event of litigation between the parties regarding this Agreement, the losing party shall reimburse the prevailing party for its reasonable costs and attorneys' fees.

        10.7 No waiver by any party of a breach of any term, provision or condition of this Agreement by the other party will constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver will be valid unless executed in writing by the party making the waiver.

        10.8 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court if a dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

        10.9 This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same document.

        10.10 Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any person or entity other than Cistron and Glasser, any rights or remedies under or by reason of this Agreement; provided, however, that the Estate is an intended third-party beneficiary under Section 7.3.

        10.11   The parties agree that time is of the essence.

        10.12 THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY ISSUES RAISED IN ANY ACTION ALLEGING A BREACH OF THIS AGREEMENT.

        10.13 The captions and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

                        [Signature page follows]

                     PURCHASE AGREEMENT SIGNATURE PAGE
                     ---------------------------------

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


CISTRON BIOTECHNOLOGY, INC.


By: /s/ Franklin J. Iris
    --------------------
Name: Franklin J. Iris
Title: Chief Executive Officer


DR. HARVEY WM. GLASSER


/s/ Harvey Glasser
------------------
Harvey Glasser, M.D.